Exhibit 21.1

PartnerRe Ltd.

Subsidiaries of the Company

	% Beneficial Ownership by Immediate Parent	Jurisdiction of Incorporation
PartnerRe Ltd.	—	Bermuda
PartnerRe Services Ltd.	100	Bermuda
PartnerRe Holdings I Switzerland AG	100	Switzerland
Partner Reinsurance Company Ltd.	100	Bermuda
PartnerRe Servicios Y Compania Limitada (1)	99	Chile
Intrinsic Equity Investments Ltd.	100	Bermuda
Intrinsic Equity Investments, LLC	100	Delaware, United States
PPF Holdings I Ltd.	100	Bermuda
Renewal Capital LLC (2)	99	Delaware, United States
PPF Holdings II Ltd.	100	Bermuda
PPF Holdings III Ltd.	100	Bermuda
PartnerRe Capital Investments Corp.	100	Delaware, United States
LFR Collections LLC	100	Delaware, United States
PartnerRe Catastrophe Fund Holdings Ltd	100	Bermuda
PartnerRe Catastrophe Fund Ltd	100	Bermuda
PartnerRe Holdings Europe Limited	100	Ireland
PartnerRe Holdings Switzerland GmbH	100	Switzerland
PartnerRe Financing Ltd	100	Bermuda
PartnerRe Connecticut Inc.	100	Connecticut, United States
PartnerRe Ireland Insurance Limited	100	Ireland
PartnerRe Holdings B.V.	100	Netherlands
PartnerRe Holdings SA	100	France
PARIS RE America Insurance Company.	100	Delaware, United States
PartnerRe SA	100	France
Partner Reinsurance Europe plc (3)	51	Ireland
PartnerRe Escritó de Representação no Brasil Ltda. (4)	99	Brazil
PartnerRe Miami Inc.	100	Florida, United States
PARIS RE Asia Pacific Pte Ltd.	100	Singapore
PartnerRe Courcelles	100	France
PartnerRe Facility Management GmbH	100	Switzerland
PartnerRe U.S. Corporation	100	Delaware, United States
PPF Finance LLC	100	Delaware, United States
Peninsula Coinvestment II, LLC	100	Delaware, United States
PartnerRe Finance A LLC	100	Delaware, United States
PartnerRe Finance B LLC	100	Delaware, United States
PartnerRe Finance C LLC	100	Delaware, United States
PartnerRe Capital Markets Corp	100	Delaware, United States
PartnerRe Principal Finance Inc.	100	Delaware, United States
PartnerRe New Solutions Inc	100	Delaware, United States
PartnerRe Asset Management Corporation	100	Delaware, United States
Partner Reinsurance Company of the U.S.	100	New York, United States
PartnerRe Insurance Company of New York.	100	New York, United States
PartnerRe Finance I Inc.	100	Delaware, United States
PartnerRe Finance II Inc	100	Delaware, United States
PartnerRe Capital Trust II	100	Delaware, United States
PartnerRe Capital Trust III	100	Delaware, United States

(1)	Partner Reinsurance Company Ltd. holds 99% of PartnerRe Servicios Y Compania Limitada and PartnerRe Services Ltd. holds the remaining 1%.
(2)	PPF Holdings I Ltd. holds 99% of Renewal Capital LLC and a non-affiliate holds the remaining 1%.
(3)	PartnerRe SA holds 51% of Partner Reinsurance Europe plc and PartnerRe Holdings SA holds the remaining 49%.
(4)	Partner Reinsurance Europe plc holds 99% of PartnerRe Escritó de Representação no Brasil Ltda. and PartnerRe Holdings Europe Limited holds the remaining 1%.